SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20509

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               October 31, 2006
                               ----------------
                                Date of Report
                      (Date of Earliest Event Reported)

                        SOUVALL-PAGE AND COMPANY, INC
                        -----------------------------
            (Exact Name of Registrant as Specified in its Charter)

      Utah                       000-51464               87-0376691
      ----                       ---------              ----------
(State or other juris-      (Commission File No.)       (IRS Employer
diction of incorporation)                                I.D. No.)


                   3884 East No. Little Cottonwood Road
                        Salt Lake City, Utah 84092
                        --------------------------
                   (Address of Principal Executive Offices)

                                (801) 942-0555
                                --------------
                                Telephone No.

                          9005 Cobble Canyon Lane
                            Sandy, Utah 84093
                            -----------------
                             (Former Address)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective as of October 30, 2006, the Company's Board of Directors unanimously resolved to designate Kristine M. Rogers, Esq., to serve as a director of the Company to fulfill the Company's obligation to have three directors under the Utah Revised Business Corporation Act. Ms. Rogers will serve until the next annual meeting of the Board of Directors or her prior resignation or termination.

     There were no arrangements or understandings with any other person concerning this election, and Ms. Rogers has not yet been designated to serve on any committees. There also were no related party transactions between the Company and Ms. Rogers.

     Ms. Rogers is the sister of our President, David C. Merrell.

     Ms. Rogers received her B. S. degree with Honors from Utah State University in 1987 and her Juris Doctorate degree from the University of Utah College of Law in 1994. She was a trial attorney from 1994 to 1998 with the Salt Lake Legal Defender Association, and from 1999 to the present, she has been a sole practitioner in Salt Lake City, Utah.


                            Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.



                               SOUVALL-PAGE AND COMPANY, INC.


Date: 11/2/06                  /s/ David C. Merrell
      --------                 ------------------------------
                               David C. Merrell
                               President and Director